Exhibit 1

                     BOSTON CAPITAL TAX CREDIT FUND IV L.P.

                            DEALER-MANAGER AGREEMENT

                                January ___, 1998



Boston Capital Services, Inc.
One Boston Place
Suite 2100
Boston, MA 02108-4406

Dear Sirs:

         Boston Capital Associates IV L.P., a Delaware limited partnership (the "General Partner"), and BCTC IV Assignor Corp., a Delaware corporation (the "Assignor Limited Partner") have organized and will act as the general partner and the assignor limited partner, respectively, of Boston Capital Tax Credit Fund IV L.P., a Delaware limited partnership (the "Fund") which was formed to invest through the acquisition of limited partnership interests in other limited partnerships (the "Operating Partnerships"), each of which will own and operate an apartment complex intended for occupancy by individuals and families of low and moderate income.

         An aggregate of 65,000,000 beneficial assignee certificates ("BACs") representing assignments of limited partnership interests in units of $10 each (the "BACs") is being offered by the Fund in one or more series. Each series will consist of at least 250,000 BACs. The initial minimum investment in the Fund is five hundred BACs, or $5,000, except for employees of the General Partner and/or its Affiliates for whom the initial minimum investment is one hundred BACs, or $1,000; additional purchases must be made in multiples of one hundred BACs, or $1,000. The offering of 65,000,000 BACs will terminate twenty-four months from the effective date of the Fund's registration statement (the "Registration Statement") unless terminated earlier or extended by the General Partner (the "Termination Date"), and is subject to the condition that subscriptions for at least 250,000 BACs be accepted by the General Partner by the Termination Date. The offering period for the Fund will commence on the effective date of the Registration Statement. The offering of each series will not exceed twelve months, or such lesser period as may be determined by the General Partner, in its sole discretion (a "Series Offering Period"). Only upon the expiration or termination of a Series Offering Period may the Fund offer BACs of a new series, except that any series that will be sold only to investors in one specific state and which will invest at least 80% of its Net Offering Proceeds, through Operating Partnerships, in Apartment Complexes which qualify for both Federal Housing Tax Credits and State Housing Tax Credits provided for under the laws of such specified state may be offered simultaneously with a series of BACs which will not invest in Apartment Complexes generating any State Housing Tax Credits and/or with a series of BACs which will invest exclusively in Apartment Complexes generating State Housing Tax Credits from a different state(s).

         The purchasers thereof will have the BACs issued to them and will become the holders thereof (the "BAC Holders"), and as such will receive the rights and interests in the limited partnership interest of the Assignor Limited Partner, the beneficial interests of which are assigned to them pursuant to the terms of the Fund Agreement hereinafter referred to. The Fund Agreement provides that the Assignor Limited Partner will assign to the BAC Holders all of the beneficial interests of its limited partnership interests in the Fund, on the basis of one unit of beneficial interest for one BAC.

         The General Partner, on behalf of the Fund, hereby authorizes and appoints, subject to the terms and conditions of this Agreement, Boston Capital Services, Inc., a massachusetts corporation, as dealer-manager (the "Dealer-Manager") to organize a group of soliciting dealers (the "Soliciting Dealers"), consisting of brokers and dealers, who shall be members in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), to solicit purchasers of the BACs.

SECTION 1. Representations and Warranties of the Fund and the General Partner.

         The Fund and the General Partner, jointly and severally, represent and warrant to the Dealer-Manager that:

         (a) The Fund has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-11, SEC File No. 33-_______ and a related preliminary prospectus for the registration of the BACs under the Securities Act of 1933, as amended, (the "1933 Act"), and has filed such amendments thereto and such amended preliminary prospectuses as may have been required as of the date hereof. Such Registration Statement as amended and the amended prospectus on file with the Commission at the time the registration statement becomes effective are herein called the "Registration Statement" and the "Prospectus" respectively, except that (A) if the Fund files a post-effective amendment to such registration statement, then the term "Registration Statement" shall, from and after the declaration of the effectiveness of such post- effective amendment, refer to such registration statement as amended by such post-effective amendment, thereto, and the term "Prospectus" shall refer to the amended prospectus then on file with the Commission, and (B) if the prospectus filed by the Fund pursuant to either Rule 424(b) or
              (c) of the rules and regulations of the Commission under the 1933 Act (the "Regulations") shall differ from the prospectus on file at the time the Registration Statement or the most recent post-effective amendment thereto, if any, shall have become effective, the term "Prospectus" shall refer to such prospectus filed pursuant to either Rule 424(b) or (c), as the case may be, from and after the date on which it shall have been filed. The Commission has not issued any order preventing or suspending the use of any preliminary prospectus or the Prospectus.

         (b) The Fund at its Closing Date (or at each of its Closing Dates if it shall have more than one closing) will be duly organized and legally existing as a limited partnership pursuant to the laws of the State of Delaware with full power and authority to own the interests and conduct business as described in the Prospectus; the General Partner is duly organized and legally existing as a limited partnership pursuant to the laws of Delaware; the General Partner has full power and authority to conduct business as described in the Prospectus;
              the Fund and the General Partner have the power and authority to enter into and perform this Agreement; the execution and delivery of this Agreement by the Fund and the General Partner have been duly and validly authorized by all necessary action; the execution and delivery of this Agreement, the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or constitute a breach or default under any other agreement, indenture or instrument by which the Fund or the General Partner are bound, or any law, regulation or order applicable to the Fund, the General Partner or their respective properties; this Agreement constitutes the valid and binding agreement of the Fund and the General Partner, enforceable against each of them in accordance with its terms.

         (c) At the time the Registration Statement initially becomes effective and at the time that any post-effective amendment thereto becomes effective, the Registration Statement and the Prospectus, and at each Closing Date the Prospectus, will comply with the provisions of the 1933 Act and the Regulations; at the time the Registration Statement initially becomes effective and at the time that any post- effective amendment thereto becomes effective the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated thereinor necessary to make the statements therein not misleading; and at the time the Registration Statement or an amendment thereto becomes effective, and the Prospectus at each Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading; provided, however, that the representations and warranties in this paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Fund or the General Partner in writing by the Dealer-Manager expressly for use in the Registration Statement or the Prospectus. Every contract or other document required by the 1933 Act or the Regulations to be filed as an exhibit to the Registration Statement has been so filed.

         (d) Any supplemental sales literature or advertisement, regardless of how labeled or described, used in addition to the Prospectus in connection with the offering and sale of the BACs which is furnished or approved by the General Partner ("Authorized Sales Literature") shall, to the extent required, be filed with and approved by the appropriate securities agencies and bodies.

SECTION 2. Representations and Warranties of the Dealer-Manager.

         The Dealer-Manager hereby represents, warrants and agrees with the Fund and the General Partner that:

         (a) Solicitation and other activities by the Dealer-Manager hereunder shall be undertaken only in accordance with this Agreement, the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the applicable rules and regulations of the Commission and any other applicable securities or Blue Sky
              Laws and regulations. The Dealer-Manager agrees that through the Termination Date it will not use or authorize the use of any solicitation material other than the Prospectus and Authorized Sales Literature.

         (b) The Dealer-Manager is a broker-dealer registered with the Commission and with each state in which it intends to make an offer (but not necessarily in each state in which a Soliciting Dealer may make an offer), it is, and will remain until the Termination Date, a member in good standing of the NASD and agrees to comply with the provisions of Sections 24 and 34 (including the purchaser suitability, due diligence and disclosure requirements of Appendix F thereof) of Article II of the Rules of Fair Practice of the NASD (the "Rules of Fair Practice"), and each sales representative of the Dealer-Manager making offers or sales of BACs is properly licensed in each such jurisdiction where he intends to so act. The Dealer-Manager acknowledges that it has reviewed the Prospectus and Authorized Sales Literature and has determined that the suitability standards are fully disclosed and are consistent with Section 3 of Appendix F of Section 34 of the Rules of Fair Practice. In recommending to a participant the purchase, sale or exchange of BACs the Dealer-Manager shall:

                  (i) have reasonable grounds to believe, on the basis of information obtained from the participant concerning his investment objectives, other investments, financial situation and needs, and any other information known by the Dealer-Manager or an associated person that:

                      (A) the participant is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, including the tax benefits;

                      (B) the participant has a fair market net worth sufficient to sustain the risks inherent in the Fund, including loss of investment and lack of liquidity; and

                      (C) the Fund is otherwise suitable for the participant;
                      and

                  (ii) will maintain in its files documents disclosing the basis upon which the determination of suitability was reached as to each participant.

              The Dealer-Manager hereby represents that it will communicate to each of its sales agents, representatives and other appropriate persons associated with it, the above-referenced suitability standards and the Dealer-Manager shall require each Soliciting Dealer that it may engage to acknowledge compliance with Appendix F of Section 34 of the Rules of Fair Practice. Furthermore, the Dealer-Manager shall not execute any transaction in the Fund in a discretionary account without prior written approval of the transaction by the potential investor.

         (c) The Dealer-Manager shall provide a copy of the Prospectus to each prospective investor to whom the Dealer-Manager shall directly effect a sale of the BACs at the time of sale of any BACs to each such prospective investor. It shall not, in connection with the offer and sale of BACs, give any information or make representations, nor shall it authorize others to give any information or make representations other than such information and representations as is contained in the Prospectus or in any Authorized Sales Literature.

         (d) Each Soliciting Dealer engaged by the Dealer-Manager will be a broker-dealer registered with the Commission and with each state in which it intends to make an offer, will be a member in good standing of the NASD and will agree to comply with the provisions of Sections 24 and 34 (including the purchaser suitability, due diligence and disclosure requirements of Appendix F thereof) of
              Article II of the Rules of Fair Practice, and each sales representative employed by a Soliciting Dealer who makes offers or sales of BACs will be properly licensed to sell securities in the jurisdictions where such representative makes offers or sales.

         (e) The Dealer-Manager will promptly deliver to the General Partner any subscription documents received by it and will promptly deliver all checks executed by or delivered on behalf of prospective investors to the Escrow Agent for deposit in the Escrow Account in accordance with Section 8 hereof.

         (f) Prior to participating in the offer and sale of the BACs, the Dealer-Manager shall have reviewed the Prospectus and will have reasonable grounds to believe that all material facts are adequately and accurately disclosed and provide a basis for evaluating the Fund. In determining the adequacy of the disclosed facts, the Dealer-Manager shall obtain written information on material facts relating at a minimum to the following, if relevant in view of the nature of the offering:

                  (i)   items of compensation;

                  (ii)  physical properties;

                  (iii) tax aspects;

                  (iv)  financial stability and experience of the General
                        Partner;

                  (v)   the Fund's conflicts and risk factors; and

                  (vi)  appraisals and other pertinent reports.

                  Prior to executing a purchase transaction in the Fund, the Dealer-Manager or a person associated with it shall inform the prospective investor of all pertinent facts relating to the liquidity and marketability of an investment in the BACs during the term of the prospective investment in the Fund.

         (g) The Dealer-Manager represents that it has not engaged, and agrees that it will not engage, in any activity with respect to the BACs in violation of the 1934 Act, including Rule 10b-6 thereunder.

         (h) Neither the Dealer-Manager nor any other person is authorized by the General Partner or the Fund to give any information or make any representations in connection with this Agreement or the offering of the BACs other than those contained in the Prospectus and other Authorized Sales Literature furnished to the Dealer-Manager or authorized for use by the General Partner or the Fund. Without limiting the generality of the foregoing, the Dealer-Manager will not publish, circulate or otherwise use any other advertisement or solicitation material without the prior written approval of the General Partner.

         (i) The Dealer-Manager will require that each of the Soliciting Dealers retained by it enter into a soliciting dealer agreement similar in form to the one attached hereto as Exhibit A (a "Soliciting Dealer Agreement").

         (j) On becoming a Soliciting Dealer and in soliciting purchasers of the BACs, the Dealer-Manager agrees to comply with the terms and conditions imposed on the Soliciting Dealers pursuant to the Soliciting Dealer Agreement.

         (k) The Blue Sky Survey for the Fund indicates or will indicate the jurisdictions in which it is believed that offers and sales of the BACs may be made under the applicable state securities laws and regulations. In effecting offers or sales in a jurisdiction, the Dealer-Manager will comply with all special conditions and limitations imposed by such jurisdiction, as set forth in the Blue Sky Survey for the Fund. If the Blue Sky Survey for the Fund is not enclosed herewith, it will be made available to the Dealer-Manager at a later date. Under no circumstances will the Dealer-Manager engage in any activities as a Soliciting Dealer hereunder in any jurisdiction (a) which is not listed in the applicable Blue Sky Survey as a jurisdiction in which offers and sales of BACs may be made under the Blue Sky or securities laws of such jurisdiction or (b) in which you may not lawfully so engage. The Blue Sky Survey shall not be considered solicitation material, as that term is herein used.

SECTION 3. Compensation of Dealer-Manager.

         (a) As compensation for the services of the Dealer-Manager hereunder, the Fund will pay to the Dealer-Manager a selling commission of seven per cent (7%) of the purchase price of each BAC sold by it and a Dealer-Manager Fee in the amount of two per cent (2%) of the purchase price for each BAC sold to a subscriber. However, for purchases of more than 10,000 BACs, the selling commission will be as follows: first 10,000 BACs, 7.0%; next 10,000 BACs, 6.5%; next 10,000 BACs, 5.5%; next 10,000 BACs, 4.5%;
              next 10,000 BACs, 3.5%; and next 10,000 BACs and over, 2.5%. The Dealer-Manager shall be entitled to the foregoing compensation only for the number of BACs for which the subscriber is admitted to the Fund as a BAC holder. The Dealer-Manager will also be entitled to receive: (i) an accountable due diligence expense reimbursement for actual bona fide due diligence expenses incurred by the Dealer-Manager or Soliciting Dealers retained by the Dealer-Manager, in an aggregate amount not to exceed one-half of one per cent (0.5%) of the purchase price for the BACs in such Fund sold through the efforts of the Dealer-Manager or by the Soliciting Dealers to subscribers with respect to such Fund; and
              (ii) a non-accountable expense allowance in an amount up to one per cent (1%) of the public ofering price of the BACs sold.

         (b) The Dealer-Manager may re-allow all or any of the Selling Commission and due diligence expense for which the Dealer-Manager was reimbursed by the Fund as part of its accountable due diligence expense reimbursement in respect of the BACs in the Fund sold by such Soliciting Dealer.

         (c) No subscription shall be effective unless and until the subscription payment is accepted by the General Partner, and the General Partner reserves the right in its sole discretion to reject any subscription payment submitted. In the event that a sale of a BAC for which one of the Soliciting Dealers engaged by the Dealer- Manager has solicited a subscription shall not occur, for whatever reason, no Dealer-Manager Fee, Selling Commission or accountable due diligence expense reimbursement with respect to such BACs shall be paid to the Dealer-Manager or such Soliciting Dealer.

SECTION 4. Mutual Covenants.

         In the event that any party hereto shall learn of any circumstances or facts, the existence of which causes such party to believe that such circumstances or facts (i) render the Prospectus inaccurate or misleading as to any material facts or (ii) should otherwise be disclosed in a supplement or amendment to the Prospectus or other selling material, such party will promptly bring such circumstances or facts to the attention of each party hereto. If, in the opinion of any party hereto or of counsel for any party hereto, such circumstances or facts should be set forth in an amendment or supplement to the Prospectus or to any selling material, the General Partner shall cause such amendment or supplement to be prepared promptly and shall make available to the Dealer-Manager sufficient copies thereof for its own use and/or distribution to the Soliciting Dealers.

SECTION 5. Termination.

         This Agreement may be terminated by written or telegraphic notice to the Dealer- Manager from the General Partner, or upon the expiration or termination of the offering of BACs; provided, however, that such termination shall not relieve the Fund of the obligation to pay when due all fees payable to the Dealer-Manager hereunder or the obligations of any of the parties hereto referred to under Section 7 hereof.

SECTION 6. Liability of Parties.

         (a) Nothing herein contained shall constitute the Dealer-Manager, the Soliciting Dealers, the General Partner and the Fund as an association, partnership, unincorporated business or other separate entity, nor shall anything herein contained render the General Partner or the Fund liable for the obligations of any of the Soliciting Dealers. Neither the General Partner nor the Fund shall be under any liability to any Soliciting Dealer or any other person for any act or omission or any matter connected with this Agreement or the Fund, except for obligations expressly assumed by an association, partnership, unincorporated business or other separate entity in this Agreement.

         (b) It is understood and agreed by the parties that no partner of the General Partner shall have any personal liability under this Agreement by virtue of its status as a partner of the General Partner, and that any person asserting a claim against the General Partner hereunder shall look solely to the assets of such General Partner (specifically excluding the personal assets of the partners thereof).

SECTION 7. Indemnification.

         (a) The General Partner will indemnify and hold harmless the Dealer-Manager and each Soliciting Dealer from and against any and all losses, claims, damages or liabilities, joint or several, to which the Dealer-Manager and any Soliciting Dealer may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a breach or alleged breach by the General Partner of any of his representations and warranties or upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the General Partner will reimburse the Dealer-Manager and each such Soliciting Dealer for any legal or other expenses (including, but not limited to, reasonable attorneys' fees) reasonably incurred by the Dealer-Manager and such Soliciting Dealer in connection with investigating or defending any such claim or action instituted against the Dealer-Manager or any such Soliciting Dealer, whether or not resulting in any liability.

              The indemnity agreement in this Section 7(a) will be in addition to any liability which the General Partner may otherwise have and shall extend upon the same terms and conditions to each person, if any, who controls the Dealer-Manager and any Soliciting Dealer within the meaning of the 1933 Act or 1934 Act, or is a registered representative of such Dealer-Manager or Soliciting Dealer.

         (b) The Dealer-Manager and each Soliciting Dealer will indemnify and hold harmless the General Partner and the Fund from and against any and all losses, claims, damages or liabilities to which the General Partner and the Fund may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) the failure or alleged failure by the Dealer-Manager and/or such Soliciting Dealer to perform fully and to act in compliance with the provisions of this Agreement or the Soliciting Dealer Agreement, or (ii) any untrue statement or alleged untrue statement of any material fact made by the Dealer-Manager or such Soliciting Dealer to any offeree or purchaser of any of BACs (other than any statement contained in the Prospectus or any Authorized Sales Literature, or any amendment or supplement thereto), or (iii) any omission or alleged omission by the Dealer-Manager or such Soliciting Dealer to state to any offeree or purchaser of any BACs a material fact necessary in order to make the statements made to such offeree or purchaser not misleading in light of the circumstances under which they were made (other than any such material fact omitted from the Prospectus, or any amendment or supplement thereto), and will reimburse any legal or other expenses (including, but not limited to, reasonable attorneys' fees) reasonably incurred by the General Partner or the Fund in connection with investigating or defending any such claim or action, whether or not resulting in any liability.

              The indemnity agreement in this Section 7(b) will be in addition to any liability which the Dealer-Manager and/or such Soliciting Dealer may otherwise have and shall extend upon the same terms and conditions to each person signing the Registration Statement on behalf of the Fund and each person, if any, who controls the General Partner or the Fund within the meaning of the 1933 Act or the 1934 Act.

         (c) No person shall be liable under the indemnity agreements contained under Sections 7(a) and (b) hereof unless the person requesting indemnification shall have notified such indemnifying party within ten (10) business days after the summons or other first legal process giving notice of the nature of the claim shall have been served upon the indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve him or it from any liability which he or it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party and he or it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that he or it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of his or its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

         (d)  If the right to indemnification provided for in paragraphs (a),
              (b) or (c) of this Section 7 would by its terms be available to a person hereunder (collectively, the "Indemnified Parties" and individually, an "Indemnified Party"), but is held to be unavailable by a court of competent jurisdiction for any reason other than because of the terms of such indemnification provision, then, the General Partner, the Dealer-Manager and the Soliciting Dealers (collectively, the "Indemnifying Parties" and individually, an "Indemnifying Party") shall contribute to the aggregate of such losses, claims, damages and liabilities as are contemplated in those paragraphs (including, but not limited to, any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any claim, action, suit or proceeding) in the ratio in which the proceeds of the offering of BACs have been actually received by each such Indemnifying Party. For purposes of the preceding sentence, proceeds paid to an Indemnifying Party hereunder and subsequently paid to another Indemnifying Party or Indemnifying Parties pursuant to this Agreement, the Fund Agreement for the Fund or otherwise, shall be deemed received by the last of such Indemnifying Parties to whom or to which such proceeds were paid; provided, however, that proceeds paid to the Fund and not subsequently paid to the Dealer-Manager or such Soliciting Dealer shall be considered to be received by the General Partner. However, the right of contribution described in the preceding sentences is subject to the following limitations:

                  (i) In no case shall any Indemnifying Party and the persons who control such Indemnifying Party within the meaning of applicable state and federal securities laws be required to contribute any amount in excess of the aggregate offering proceeds actually received by it and them (determined as described above); and

                  (ii) No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              Any Indemnified Party entitled to contribution will, promptly after receipt of such notice of commencement of any action, suit, proceeding or claim against him or it in respect of which a claim for contribution may be made against another Indemnifying Party or Indemnifying Parties, notify such other Indemnifying Party or Indemnifying Parties. Failure to so notify such other Indemnifying Party or Indemnifying Parties shall not relieve such other Indemnifying Party or Indemnifying Parties from any other obligation it or they may have hereunder or otherwise. If such other Indemnifying Party or Indemnifying Parties are so notified, such other Indemnifying Party or Indemnifying Parties shall be entitled to participate in the defense of such action, suit, proceeding or claim at its or their own expense or in accordance with arrangements satisfactory to all parties who may be required to contribute.

              After notice from such other Indemnifying Party or Indemnifying Parties to the Indemnified Party entitled to contribution of its or their election to assume its or their own defense, the Indemnifying Party or Indemnifying Parties so electing shall not be liable for any legal or other expenses of litigation subsequently incurred by the Indemnified Party entitled to contribution in connection with the defense thereof, other than the reasonable costs of investigation. No person shall be required to contribute with respect to any action or claim settled without his or its consent.

SECTION 8. Transfer of Funds.

         The Dealer-Manager shall either directly, or through each Soliciting Dealer, instruct subscribers to make their checks payable to the Escrow Agent as agent for the Fund. If the Dealer-Manager receives a check not conforming to the foregoing instructions it shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer-Manager which conform to the foregoing instructions shall be transmitted for deposit by the Dealer-Manager as soon as practicable to the Escrow Agent, but in any event by noon of the second business day following receipt by the Dealer-Manager.

SECTION 9. Notices.

         Any notice hereunder shall be in writing or by telegram and if to the Dealer-Manager shall be deemed to have been duly given if mailed or telegraphed to the Dealer-Manager at the address to which this letter is addressed, and if to the General Partner or the Fund, if delivered or sent to them c/o Boston Capital Partners, Inc. at One Boston Place, Suite 2100, Boston, Massachusetts 02109.

SECTION 10. Parties in Interest.

         The Agreement herein set forth is intended solely for the benefit of the Dealer-Manager, each Soliciting Dealer, the General Partner and the Fund (and, to the extent provided in Section 7 hereof certain parties associated therewith), and their respective successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement, and the term "successors and assigns" as used herein shall not include any subscriber or purchaser, as such, of BACs.

SECTION 11. Governing Law.

         This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware.

SECTION 12. Amendment.

         This Agreement may be amended by an agreement in writing signed by all the parties hereto.

SECTION 13. Confirmation.

         Please confirm your agreement to become the Dealer-Manager under the terms and conditions herein set forth by signing and returning the confirmation on the enclosed duplicate copy of this letter to us at the above address.

                                     Very truly yours,



                                     BOSTON CAPITAL ASSOCIATES IV L.P.


                                     By:      Boston Capital Associates,
                                              its General Partner


                                     By:      __________________________
                                              John P. Manning,
                                              a Partner

                                BOSTON CAPITAL TAX CREDIT
                                  FUND IV L.P.


                                By:      Boston Capital Associates IV L.P.,
                                         General Partner


                                         By:      Boston Capital
                                                  Associates, General Partner


                                         By:      ________________________
                                                  John P. Manning,
                                                  Partner


                                BOSTON CAPITAL SERVICES, INC.


                                By:      __________________________
                                         Richard J. DeAgazio
                                         its President

                     BOSTON CAPITAL TAX CREDIT FUND IV L.P.


                           SOLICITING DEALER AGREEMENT

                               January _____, 1998


Dear Sir or Madam:

         Boston Capital Associates IV L.P., a Delaware limited partnership (the "General Partner"), and BCTC IV Assignor Corp., a Delaware corporation (the "Assignor Limited Partner") have organized and the General Partner will act as the general partner of Boston Capital Tax Credit Fund IV L.P., a Delaware limited partnership (the "Fund") which was formed to invest through the acquisition of limited partnership interests in other limited partnerships, each of which will own and operate an apartment complex intended for occupancy by individuals and families of low and moderate income.

         An aggregate of 65,000,000 beneficial assignee certificates ("BACs") representing assignments of limited partnership interests in units of $10 each (the "BACs") is being offered by the Fund in one or more series. Each series will consist of at least 250,000 BACs. The initial minimum investment in the Fund is five hundred BACs, or $5,000; additional purchases must be made in multiples of one hundred BACs, or $1,000. The offering of 65,000,000 BACs will terminate twenty-four months from the effective date of the Fund's registration statement (the "Registration Statement") unless terminated earlier or extended by the General Partner (the "Termination Date"), and is subject to the condition that subscriptions for at least 250,000 BACs be accepted by the General Partner by the Termination Date. The series offering period ("Series Offering Period") for the Fund will commence on the effective date of the Registration Statement. The offering of each series will not exceed twelve months, or such lesser period as may be determined by the General Partner, in its sole discretion (a "Series Offering Period"). Only upon the expiration or termination of a Series Offering Period may the Fund offer BACs of a new series, except that any series that will be sold only to investors in one specific state and which will invest at least 80% of its Net Offering Proceeds, through Operating Partnerships, in Apartment Complexes which qualify for both Federal Housing Tax Credits and State Housing Tax Credits provided for under the laws of such specified state may be offered simultaneously with a series of BACs which will not invest in Apartment Complexes generating any State Housing Tax Credits and/or with a series of BACs which will invest exclusively in Apartment Complexes generating State Housing Tax Credits from a different state(s).

         The purchasers thereof will have the BACs issued to them and will become the holders thereof (the "BAC Holders"), and as such will receive the rights and interests in the limited partnership interest of the Assignor Limited Partner, the beneficial interests of which are assigned to them pursuant to the terms of the Fund Agreement hereinafter referred to. The Fund Agreement provides that the Assignor Limited Partner will assign to those persons who purchase BACs all of the beneficial interests of its limited partnership interests in the Fund, on the basis of one unit of beneficial interest for one BAC.

         The undersigned, Boston Capital Services, Inc. (the "Dealer Manager"), has entered into a Dealer-Manager Agreement (the "Dealer-Manager Agreement") with the General Partner and the Fund pursuant to which the Dealer-Manager has agreed to use its best efforts to form and manage a group of securities dealers (the "Soliciting Dealers") consisting of brokers and dealers who shall be members in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), for the purpose of soliciting purchasers of the Units. You are invited to become one of the Soliciting Dealers and, by your confirmation hereof, you agree to act in such capacity and to use your best efforts, in accordance with the following terms and conditions, to obtain purchasers of BACs.

SECTION 1.  Solicitation.

         You hereby agree to solicit, as an independent contractor and not as the agent of the Dealer-Manager, the Fund or the General Partner, persons acceptable to the General Partner who will acquire BACs. In connection with the execution of this Agreement and your solicitation of purchasers of the BACs, you hereby acknowledge that no subscriptions for BACs will be effective unless and until accepted by the General Partner on behalf of the Fund and hereby covenant, represent and warrant to the Dealer-Manager, the Fund and the General Partner as follows:

         (a) Solicitation and other activities by you hereunder shall be undertaken only in accordance with this Agreement, the Securities Act of 1933, as amended (the "1933 Act") and the applicable rules and regulations of the Commission.

         (b) You hereby acknowledge receipt of copies of the Prospectus describing the terms of the offering and the BACs offered thereby, including the Investor Information Form as an attachment thereto. Additional copies of the Prospectus will be supplied in reasonable quantities upon your request. Neither you nor any other person is authorized by the General Partner or the Fund to give any information or make any representations in connection with this Agreement or the offering of the BACs other than those contained in the Prospectus and other authorized solicitation material furnished by the General Partner or the Dealer-Manager ("Authorized Sales Literature"). Without limiting the generality of the foregoing, you agree not to publish, circulate or otherwise use any other advertisement or solicitation material other than Authorized Sales Literature. Further, you agree that should you distribute any Authorized Sales Literature to prospective purchasers, such distribution shall be accompanied or preceded by the Prospectus as then currently in effect.

         (c) You represent that you have not engaged, and agree that you will not engage, in any activity in respect of the BACs in violation of the Securities Exchange Act of 1934, as amended (the "1934 Act"), including Rule l0b-6 thereunder.

         (d) In recommending to a potential investor the purchase of BACs, you or someone associated with you shall have reasonable grounds to believe, on the basis of information obtained from the potential investor concerning his investment objectives, other investments, financial situation and needs, and any other information known by you or such person associated with you, that:

                  (i) The potential investor is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, including the tax benefits of the Fund;

                  (ii) The potential investor has a net worth sufficient to sustain the risks inherent in the Fund, including loss of investment and lack of liquidity; and

                  (iii) The Fund is otherwise suitable for such potential investor.

         (e) You agree to instruct Subscribers to make their checks payable to the Escrow Agent as agent for the Fund. Any Soliciting Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such Subscriber no later than the end of the next business day following its receipt. Checks received by Soliciting Dealers which conform to the foregoing instructions shall be transmitted to the Dealer-Manager with accompanying subscription documents pursuant to one of the following methods:

                  (i) Where, pursuant to a Soliciting Dealer's internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received, such checks will be transmitted by noon of the next business day following receipt by the Soliciting Dealer; and

                  (ii) Where, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, checks will be transmitted by noon of the next business day following receipt by the Soliciting Dealer to the office of the Soliciting Dealer conducting such final internal supervisory review (the "Final Review Office"). The Final Review Office will in turn transmit such checks for deposit to the Escrow Agent by noon of the next business day following receipt thereof by the Final Review Office.

              The Dealer-Manager will forward all checks to the Escrow Agent as soon as practicable following processing. In conjunction with all of the foregoing procedures, investor checks and subscription documentation delivered on Saturdays, Sundays and holidays will be treated as not having been received until the first business day thereafter.

         (f) You will maintain in your files documents disclosing the basis upon which the determination of suitability was reached as to each potential investor. You hereby represent that you will communicate to each of your sales agents, representatives and other appropriate persons associated with you the above-referenced suitability standards. Notwithstanding the provisions of this Section 1, you shall not execute any transaction in the Fund in a discretionary account without prior written approval of the transaction by the potential investor.

         (g) Prior to participating in the offering of the Fund, you or a person associated with you shall have reasonable grounds to believe, based on information made available to you or such person by the General Partner through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the Fund.

         (h) In determining the adequacy of disclosed facts pursuant to Section 1(g) hereof, you or a person associated with you shall obtain information on material facts relating at a minimum to the following, if relevant in view of the nature of the Fund:

                  (i) items of compensation;

                  (ii) physical properties;

                  (iii) tax aspects;

                  (iv) financial stability and experience of the General
                  Partner;

                  (v) the Fund's conflicts and risk factors; and

                  (vi) appraisals and other pertinent reports.

         (i) For purposes of Sections 1(g) and 1(h) hereof, you or a person associated with you may rely upon the results of an inquiry conducted by another member or members of the NASD, provided that:

                  (i) You or such person associated with you has reasonable grounds to believe that such inquiry was conducted with due care;

                  (ii) The results of the inquiry were provided to you or such person associated with you with the consent of the NASD member or members conducting or directing the inquiry; and

                  (iii) No NASD member that participated in the inquiry is a sponsor of the Fund or an affiliate of such a sponsor.

         (j) Prior to executing a purchase transaction in the Fund, you or a person associated with you shall inform the prospective investor of all pertinent facts relating to the liquidity and marketability of an investment in the BACs during the term of the prospective investment in the Fund.

         (k) You shall not, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement for such advisor to advise the purchase of BACs; provided, however, that normal sales commissions payable to a duly registered broker-dealer or other properly licensed person, who is a member of the NASD, for selling BACs shall not be prohibited hereby.

         (l) You shall comply with Sections 8, 24, 25 and 36 of Article IV of the NASD Rules of Fair Practice.

         (m) So long as the BACs have not been included on NASDAQ or listed on an exchange, you shall, in recommending the purchase, sale or exchange of BACs to an investor, (i) inform such investor of all pertinent facts relating to the liquidity and marketability of BACs in accordance with Section 4(d) of Appendix F of the Rules of Fair Practice of the National Association of Securities Dealers, Inc.; and (ii) have reasonable grounds to believe, based on information obtained from the investor, that an investment in the BACs is suitable for such investor in accordance with Section 3(b)(1) of Appendix F.

SECTION 2. Compensation of Soliciting Dealers.

         As compensation for the services of the Soliciting Dealers hereunder, the Dealer-Manager will re-allow, as a Selling Commission, a portion of the funds received by it from the Fund in an amount up to seven per cent (7%) of the purchase price for each BAC sold to a Subscriber through such Soliciting Dealer's efforts with respect to the Fund. However, for purchases of more than 10,000 BACs, the selling commission will be as follows: first 10,000 BACs, up to 7.0%; next 10,000 BACs, up to 6.5%; next 10,000 BACs, up to 5.5%; next 10,000
BACs, up to 4.5%; next 10,000 BACs, up to 3.5%; and next 10,000 BACs and over, up to 2.5%.
 In addition, the Dealer-Manager may re-allow to the Soliciting Dealers hereunder, a non-accountable expense allowance in an amount up to one percent (1%) of the purchase price for each BAC sold to a Subscriber though such Soliciting Dealer's efforts with respect to the Fund. A Soliciting Dealer shall be entitled to the foregoing compensation only if (i) the insertion of such Soliciting Dealer's name has been made in the Investor Information Form relating to the Subscriber's BACs, (ii) an account executive from such Soliciting Dealer has executed the certification contained in Part II of the Subscriber's Investor Information Form, (iii) such Soliciting Dealer has executed this Agreement in the form hereof and delivered it to the Dealer Manager, and (iv) the Subscriber is admitted as a BAC Holder for the number of BACs indicated in his Investor Information Form.

SECTION 3. Blue Sky and Securities Laws.

         The Dealer-Manager assumes no obligation or responsibility in respect of the qualification of the BACs under the laws of any jurisdiction. The Blue Sky Survey for the Fund indicates or will indicate the jurisdictions in which it is believed that offers and sales of the BACs may be effected under the applicable Blue Sky or state securities laws. In effecting offers or sales in a jurisdiction, you will comply with all special conditions and limitations imposed by such jurisdiction, as set forth in the Blue Sky Survey for the Fund. If the Blue Sky Survey for the Fund is not enclosed herewith, it will be made available to you at a later date. Under no circumstances will you, as a Soliciting Dealer, engage in any activities hereunder in any jurisdiction (a) which is not listed in the Blue Sky Survey as a jurisdiction in which offers and sales of the BACs may be effected under the Blue Sky or state securities laws of such jurisdiction or (b) in which you may not lawfully so engage. The Blue Sky Survey shall not be considered solicitation material, as that term is herein used.

SECTION 4. Termination.

         This Agreement may be terminated by written or telegraphic notice to you from the Dealer-Manager, or upon the expiration or termination of the offering of BACs, provided, however, that such termination shall not relieve the Dealer-Manager of the obligation to pay when due all fees payable to you hereunder or its obligations referred to under Section 6 hereof, and shall not relieve you of any obligation or any liability under this Agreement, and all representations and warranties shall survive the termination of this Agreement.

SECTION 5. Liability of the Parties.

         Nothing herein contained shall constitute the Dealer-Manager, the Soliciting Dealers, the General Partner and the Fund as an association, partnership, unincorporated business or other separate entity, nor shall anything herein contained render the Dealer-Manager, the General Partner or the Fund liable for the obligations of any of the Soliciting Dealers. Neither the Dealer-Manager, the General Partner nor the Fund shall be under any liability to any Soliciting Dealer or any other person for any act or omission or any matter connected with this Agreement or the Fund, except for obligations expressly assumed by an association, partnership, unincorporated business or other separate entity in this Agreement.

SECTION 6. Indemnification.

         Under the Dealer-Manager Agreement, a copy of which is included as an Exhibit to the Registration Statement, the General Partner has agreed to indemnify and hold harmless various parties, including each Soliciting Dealer and any party who controls such Soliciting Dealer within the meaning of the 1933 Act and the 1934 Act, from certain liabilities, and the Dealer-Manager and the Soliciting Dealers have similarly agreed to indemnify the Fund and the General Partner and certain associated parties. The indemnification provisions of the Dealer-Manager Agreement are attached hereto as Exhibit A. In executing the Dealer-Manager Agreement, to which the form of this Soliciting Dealer Agreement is attached as Exhibit A, the Dealer-Manager acted as the representative of each of the Soliciting Dealers, and the Soliciting Dealers shall thus be deemed to be in privity of contract with the Fund and the General Partner. By your acceptance hereof, you ratify the action of the Dealer-Manager in executing the Dealer-Manager Agreement on your behalf. Furthermore, you hereby indemnify the Dealer-Manager and hold it harmless for any losses, claims, damages, costs and other expenses (including reasonable attorneys' fees and costs) incurred by the Dealer- Manager as a result of your violation or breach of the terms (including your covenants, representations and warranties under the Dealer-Manager Agreement), conditions and obligations of this Agreement. The Dealer-Manager hereby agrees to indemnify each Soliciting Dealer and hold it harmless for any losses, claims, damages, costs and other expenses (including reasonable attorneys' fees and costs) incurred by a Soliciting Dealer as a result of the Dealer-Manager's violation or breach of the terms (including its representations and warranties under the Dealer-Manager Agreement) of this Agreement.

SECTION 7. Notices.

         Any notice hereunder shall be in writing or by telegram and, if to you as a Soliciting Dealer, shall be deemed to have been duly given if mailed or telegraphed to you at the address set forth below, and if to the Dealer-Manager, if delivered or sent to us at One Boston Place, Boston, Massachusetts 02109.

SECTION 8. Parties in Interest.

         The Agreement herein set forth is intended solely for the benefit of each Soliciting Dealer, the General Partner, the Dealer-Manager and the Fund (and to the extent provided in Section 6 hereof certain parties associated therewith, and their successors and assigns), and no other person shall acquire or have any right by virtue of this Agreement, and the terms "successors and assigns," as used herein, shall not include any Subscriber for or purchasers of the BACs, as such.

SECTION 9. Governing Law.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

SECTION 10. Amendment.

         This Agreement may be amended by an agreement in writing signed by all of the parties hereto.

SECTION 11. Confirmation.

         Please confirm your agreement to become one of the Soliciting Dealers under the terms and conditions herein set forth by signing and returning the confirmation on the enclosed duplicate copy of this letter to the undersigned Boston Capital Services, Inc., One Boston Place, Suite 2100, Boston, Massachusetts 02108, Attention: Anthony Nickas.


                                Very truly yours,


                                BOSTON CAPITAL SERVICES, INC.


                                By:      ___________________________
                                         Richard J. DeAgazio,
                                         its President


                                CONFIRMED:


                                ______________________________ , 199__


                                SOLICITING DEALER



                                -----------------------------------
                                By:
                                         Authorized Signature


                                Address of Soliciting Dealer:



                                -----------------------------------
                                Street


                                -----------------------------------
                                City        State          Zip Code

Commission Officer:           ________________________________________


Due Diligence Officer:        ----------------------------------------


Marketing Officer:            ----------------------------------------


                              ----------------------------------------

                              ----------------------------------------


*If applicable, please enclose lists of Branch Offices, Branch Managers and Registered Representatives.

Exhibit A to
                  Soliciting Dealer Agreement



SECTION 7. Indemnification.

         (a) The General Partner will indemnify and hold harmless the Dealer-Manager and each Soliciting Dealer from and against any and all losses, claims, damages or liabilities, joint or several, to which the Dealer-Manager and any Soliciting Dealer may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a breach or alleged breach by the General Partner of any of his representations and warranties or upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the General Partner will reimburse the Dealer-Manager and each such Soliciting Dealer for any legal or other expenses (including, but not limited to, reasonable attorneys' fees) reasonably incurred by the Dealer-Manager and such Soliciting Dealer in connection with investigating or defending any such claim or action instituted against the Dealer-Manager or any such Soliciting Dealer, whether or not resulting in any liability.

         The indemnity agreement in this Section 7(a) will be in addition to any liability which the General Partner may otherwise have and shall extend upon the same terms and conditions to each person, if any, who controls the Dealer-Manager and any Soliciting Dealer within the meaning of the 1933 Act or the 1934 Act, or is a registered representative of such Dealer-Manager or Soliciting Dealer.

         (b) The Dealer-Manager and each Soliciting Dealer will indemnify and hold harmless the General Partner and the Fund from and against any and all losses, claims, damages or liabilities to which the General Partner and the Fund may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) the failure or alleged failure by the Dealer-Manager and/or such Soliciting Dealer to perform fully and to act in compliance with the provisions of this Agreement or the Dealer- Manager Agreement, or (ii) any untrue statement or alleged untrue statement of any material fact made by the Dealer-Manager or such Soliciting Dealer to any offeree or purchaser of any of the BACs (other than any statement contained in the Prospectus or any Authorized Sales Literature, or any amendment or supplement thereto), or (iii) any omission or alleged omission by the Dealer-Manager or such Soliciting Dealer to state to any offeree or purchaser of any of the BACs a material fact necessary in order to make the statements made to such offeree or purchaser not misleading in light of the circumstances under which they were made (other than any such material fact omitted from the Prospectus, or any amendment or supplement thereto), and will reimburse any legal or other expenses (including, but not limited to, reasonable attorneys' fees) reasonably incurred by the General Partner or the Fund in connection with investigating or defending any such claim or action, whether or not resulting in any liability.

         The indemnity agreement in this Section 7(b) will be in addition to any liability which the Dealer-Manager and/or such Soliciting Dealer may otherwise have and shall extend upon the same terms and conditions to the person signing the Registration Statement on behalf of the Fund and each person, if any, who controls the General Partner or the Fund within the meaning of the 1933 Act or 1934 Act.

         (c) No person shall be liable under the indemnity agreements contained under Sections 7(a) and (b) hereof unless the person requesting indemnification has notified such indemnifying party within ten (10) business days after the summons or other first legal process giving notice of the nature of the claim has been served upon the indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve him or it from any liability which he or it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party and he or it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that he or it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of his or its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

         (d) If the right to indemnification provided for in paragraphs (a), (b) or (c) of this Section 7 would by its terms be available to a person hereunder (collectively, the "Indemnified Parties" and individually, an "Indemnified Party"), but is held to be unavailable by a court of competent jurisdiction for any reason other than because of the terms of such indemnification provision, then, the General Partner, the Dealer-Manager and the Soliciting Dealers (collectively, the "Indemnifying Parties" and individually, an "Indemnifying Party") shall contribute to the aggregate of such losses, claims, damages and liabilities as are contemplated in those paragraphs (including, but not limited to, any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any claim, action, suit or proceeding) in the ratio in which the proceeds of the offering of the BACs have been actually received by each such Indemnifying Party. For purposes of the preceding sentence, proceeds paid to an Indemnifying Party hereunder and subsequently paid to another Indemnifying Party or Indemnifying Parties pursuant to this Agreement, the Fund Agreement for the Fund or otherwise, shall be deemed received by the last of such Indemnifying Parties to whom or to which such proceeds were paid; provided, however, that proceeds paid to the Fund and not subsequently paid to the Dealer-Manager or such Soliciting Dealer shall be considered to be received by the General Partner. However, the right of contribution described in the preceding sentences is subject to the following limitations:

                  (i) In no case shall any Indemnifying Party and the persons who control such Indemnifying Party within the meaning of applicable state and federal securities laws be required to contribute any amount in excess of the aggregate offering proceeds actually received by it and them (determined as described above); and

                  (ii) No person guilty of fraudulent misrepresen-tation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Any Indemnified Party entitled to contribution will, promptly after receipt of such notice of commencement of any action, suit, proceeding or claim against him or it in respect of which a claim for contribution may be made against another Indemnifying Party or Indemnifying Parties, notify such other Indemnifying Party or Indemnifying Parties. Failure to so notify such other Indemnifying Party or Indemnifying Parties shall not relieve such other Indemnifying Party or Indemnifying Parties from any other obligation it or they may have hereunder or otherwise. If such other Indemnifying Party or Indemnifying Parties are so notified, such other Indemnifying Party or Indemnifying Parties shall be entitled to participate in the defense of such action, suit, proceeding or claim at its or their own expense or in accordance with arrangements satisfactory to all parties who may be required to contribute. After notice from such other Indemnifying Party or Indemnifying Parties to the Indemnified Party entitle to contribution of its or their election to assume its or their own defense, the Indemnifying Party or Indemnifying Parties so electing shall not be liable for any legal or other expenses of litigation subsequently incurred by the Indemnified Party entitled to contribution in connection with the defense thereof, other than the reasonable costs of investigation. No person shall be required to contribute with respect to any action or claim settled without his or its consent.